UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

AMERICAN MEDIA OPERATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2008, lenders representing a majority of the outstanding amounts under American Media Operations, Inc.’s (the “Company”) senior secured credit agreement, dated as of January 30, 2006 (the “Credit Agreement”), approved a proposed amendment and restatement of the Credit Agreement (the “Amended and Restated Credit Agreement”). The effectiveness of the Amended and Restated Credit Agreement is conditioned upon the consummation of the tender offers and consent solicitations currently being conducted by the Company and offerings (the “Offerings”) currently being conducted by the Company and American Media, Inc. (“AMI”) to certain holders of the Company’s outstanding 10 1/4% Series B Senior Subordinated Notes due 2009 (the “2009 Notes”) and 8 7/8% Senior Subordinated Notes due 2011 (together with the 2009 Notes, the “Existing Notes”), as well as the satisfaction of other customary conditions. The Amended and Restated Credit Agreement will permit the issuance of the notes currently being offered by the Company and the common stock currently being offered by AMI and will result in certain other changes to the Credit Agreement, including without limitation, the following: (i) the maximum senior secured leverage ratio and the minimum interest expense coverage ratio levels will be changed; (ii) the variable component of applicable interest rates will be subject to a floor equal to, in the case of Eurodollar loans, 3.5% and, in the case of alternate base rate loans, 4.5%; (iii) interest rate margins will increase to 5.5% in the case of alternate base rate loans and 6.5% in the case of Eurodollar loans; (iv) the term loans will be subject to hard call protection for three years following the amendment and restatement (excluding mandatory prepayments from excess cash flow); (v) subject to limited exceptions, the Company will not be permitted to repay, prepay, redeem or acquire any notes; (vi) 75% of any equity proceeds raised by AMI, the Company or their subsidiaries (other than from certain holders of the notes) must be applied to the mandatory prepayment of term loans; (vii) substantial limitations on reinvestment rights from the proceeds of asset dispositions or casualty events will be added which may result in more extensive prepayment requirements in respect thereof; (viii) the portion of excess cash flow that must be applied to the mandatory prepayment of term loans will increase from 50% to 75%; and (ix) the baskets for permitted indebtedness, investments, restricted payments and capital expenditures will be reduced. This summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the definitive Amended and Restated Credit Agreement.

Item 8.01 Other Events

On January 9, 2009, the Company issued a press release announcing that it has amended the terms of and extended the expiration date, until 11:59 p.m., New York City time, on January 26, 2009, of its cash tender offers and related consent solicitations for its outstanding senior subordinated notes. The Company also announced the termination of the Company’s standalone consent solicitation for holders of Existing Notes who do not participate or are not eligible to participate in the Company’s tender offers and related consent solicitations. The Company further announced related offerings (i) to holders of 2009 Notes who participate in the tender offers, $21,245,380 aggregate principal amount of the Company’s 9% senior PIK notes due 2013 and (ii) to holders of Existing Notes who participate in the tender offers, (a) $300,000,000 aggregate principal amount of the Company’s 14% senior subordinated notes due 2013 and (b) 5,700,000 shares of AMI’s common stock, representing an aggregate of 95% of AMI’s outstanding shares of common stock (collectively, the “Offered Securities”). In order to participate in the tender offers and related consent solicitations, holders of Existing Notes must agree to purchase the amount of Offered Securities equal to the total consideration such holder receives in the tender offers and related consent solicitations.

The tender offers and related consent solicitations are being made to holders of Existing Notes who certify that they are either (i) a “qualified institutional buyer” as defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a non-U.S. person outside the United States in accordance with Regulation S of the Securities Act or (iii) an institutional “accredited investor” as defined in Rule 501(a)(l), (2), (3) or (7) of the Securities Act.

As of January 9, 2009, the Company has entered into agreements with eligible holders of approximately 81% of the outstanding aggregate principal amount of 2009 Notes and approximately 69% of the outstanding aggregate principal amount of 2011 Notes, pursuant to which such holders have agreed, subject to, among other conditions, the terms and conditions of the tender offers and consent solicitations, to (i) validly tender and not validly withdraw their Existing Notes and validly deliver and not validly revoke the corresponding consents and releases with respect to such series of Existing Notes pursuant to the terms and conditions of the tender offers and consent solicitations and (ii) purchase in the related offerings the Company’s senior PIK notes and senior subordinated discount notes and AMI’s related offerings of its common stock securities for an aggregate purchase price equal to the total consideration received by such eligible holder in the tender offers with respect to the principal amount of Existing Notes validly tendered and not validly withdrawn by such holder pursuant to the tender offers.

In addition, the Company has entered into forbearance agreements with such holders, pursuant to which such holders have agreed to forbear until the earliest of (i) 5:00 p.m., New York City time, on February 4, 2009, (ii) the date upon which any of the Existing Notes become or are declared to be due and payable, (iii) the commencement (voluntary or involuntary) of an insolvency proceeding with respect to the Company or any of its subsidiaries and (iv) the date upon which the forbearance agreement by the lenders representing a majority of the outstanding amounts and commitments under the Company’s credit facility expires, terminates or is breached, from exercising any remedies under the indentures governing the Existing Notes as a result of the Company’s (a) failure to comply with the reporting requirements of the indentures governing the Existing Notes, (b) deferred interest payments with respect to the Existing Notes or (c) failure to comply with the requirements of the indentures governing the Existing Notes relating to the Company’s failure to meet a specified leverage ratio as of September 30, 2008.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated January 9, 2009 of American Media Operation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: January 12, 2009	By:	/s/ Dean D. Durbin
	Name:	Dean D. Durbin
	Title:	Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 9, 2009 of American Media Operation, Inc.

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